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                                RESIDENTIAL LEASE


1. PARTIES:
    This Lease is made and entered into this 1st day of October, 1997 by and between Exstar Financial Corporation (hereinafter referred to as "Landlord")and Peter J. O'Shaughnessy (hereinafter referred to as "Tenant").

2. PREMISES:
     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord,on the terms and conditions hereinafter set forth, that certain real property and the residence located thereon situated in the City of Bermuda Dunes, County of Indio, State of CA, commonly known as 42-510 Caracas Place.

3. TERM:
     The term of this Lease shall be for one year (months/years), commencing on October 1st 1997 and ending on September 30, 1998.

4. RENT:
     Tenant shall pay to Landlord as rent for the Premises, the sum of 0ne Thousand Five Hundred ($1500.00) dollars per month, in advance on the first day of each month during the term hereof. Rent shall be payable without notice or demand and without any deduction, offset, or abatement in lawful money of the United States to the Landlord at the address stated herein for notices or to such other persons or such other places as the Landlord may designate to Tenant in writing.

5. SECURITY DEPOSIT:
     Tenant shall deposit with Landlord upon the execution of this Lease the sum of N/A ($N/A) dollars as a security deposit for the Tenant's faithful performance of the provisions of this Lease. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use the security deposit, or any portion of it, to cure the default or compensate Landlord for all damages sustained by Landlord resulting from Tenant's default. Tenant shall immediately on demand pay to Landlord the sum equal to that portion of the security deposit expended or applied by Landlord which was provided for in this paragraph so as to maintain the security deposit in the sum initially deposited with Landlord. Landlord shall not be required to keep the security deposit separate from its general account nor shall Landlord be required to pay Tenant any interest on the security deposit. If Tenant performs all of Tenant's obligations under this Lease, the security deposit or that portion thereof which has not previously been applied by the Landlord, shall be returned to Tenant within three (3) weeks after the expiration of the term of this Lease, or after Tenant has vacated the premises, whichever is later.

6. POSSESSION:
     If the Landlord for any reason cannot deliver possession of the Premises to Tenant at the commencement of the term, the Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but there shall be a proportionate deduction of rent; nor shall this Lease be void or voidable for a period of ten (10) days thereafter; and if for any reason the Premises cannot be delivered within said ten (10) day period, the Tenant may, prior to Landlord's delivery of the Premises, declare this Lease to be null and void and all money paid to Landlord shall be refunded to Tenant.

7. USE:
     It is agreed that the Premises shall be used only for residence purposes, for one family consisting of two adults and one children, and no animals, and for no other purposes whatsoever. Tenant in his possession, use and occupancy of the Premises agrees to observe and comply with all restrictions, laws and ordinances affecting said property or occupancy thereof; and Tenant further agrees that no use shall be made of the Premises, nor acts done which will increase the existing rate of insurance upon the Premises, or will cause a cancellation of any insurance policy covering the Premises.

8. UTILITIES
     The Tenant shall pay for all water supplied to the Premises and shall pay for all gas, heat, light, power, telephone service, and other services supplied to the Premises, except as herein provided. Expenses as per Exhibit A attached.

9. REPAIRS AND MAINTENANCE:
     The Landlord shall at its sole cost and expense keep and maintain the exterior walls, roof, electrical wiring, heating system, air conditioning system (if any), water heater, built-in appliances, and water lines in good and sanitary order, condition, and repair, except where damage (if any) has been caused by the abuse or negligence of the Tenant, in which event Tenant shall repair same at his sole cost and expense.
     Except as herein provided, Tenant hereby agrees that the Premises are now in a tenantable and good condition and shall at his sole cost and expense keep and maintain the Premises, appurtenances and every part thereof, in the manner in which they were received, reasonable wear and tear excepted, including household furniture, fixtures, goods and chattels belonging to the Landlord, so that they shall remain in good and satisfactory order, condition and repair. The landlord agrees to maintain landscaping, swimming pool (if any) and Tenant agrees to adequately water said landscaping.

10. ALTERATIONS AND ADDITIONS:
     Tenant shall not, without the Landlord's prior written consent, make any alterations, improvements or additions in or about the Premises and any additions to or alterations of the Premises (with the exception of movable furniture) shall at once become a part of the realty and belong to the Landlord. The Tenant shall keep the premises free from any liens arising out of any work performed, materials furnished or obligations incurred by the Tenant.

11. HOLD HARMLESS:
     Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising from Tenant's use or occupancy of the Premises or from any activity, work, or things which may be permitted or suffered by Tenant in or about the Premises including all damages, costs, attorney's fees, expenses and liabilities incurred in the defense of any claim, or action or proceeding arising therefrom. Except for Landlord's willful or grossly negligent conduct, Tenant hereby assumes all risk of damage to property, including household furniture and goods, or injury to person in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord.

12. DAMAGE TO PREMISES:
     (a) If the Premises are so damaged by fire or from any other cause as to render it untenantable, then either party shall have the right to terminate this Lease as of the date on which such damage occurs, through written notice to the other party, to be given within fifteen (15) days after the occurrence of such damage; except that should such damage or destruction occur as the result of the abuse or negligence of Tenant, or its invitees, so as to render the Premises untenantable, the Landlord only shall have this right of termination.

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     Should this right be exercised by either Landlord or Tenant, then rent for the current month shall be prorated between the parties as of the date on which such damage occurred and any prepaid rent and unused security deposit shall be refunded to Tenant.
     (b) If this Lease is not terminated as provided in this paragraph 12, the Landlord shall promptly repair the Premises and there shall be a proportionate reduction of rent until the Premises are repaired and ready for Tenant's occupancy, such proportionate reduction to be based upon the extent to which the making of repairs interferes with Tenant's reasonable use of the Premises.

13. ASSIGNMENT AND SUBLETTING:
     Tenant shall not voluntarily or by operation of law assign, transfer, sublet, mortgage, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent which consent shall not be unreasonably withheld. The consent to one assignment or subletting shall not be construed as consent to any subsequent assignment or subletting.

14. DEFAULT:
     It is agreed between the parties hereto that if any rent shall be due hereunder and unpaid, or if Tenant shall default and breach any other covenant or provision of the Lease, then the Landlord, after giving the proper notice required by law, may re-enter the Premises and remove any property and any and all persons therefrom in the manner allowed by law. The Landlord may, at its option, either maintain this Lease in full force and effect and recover the rent and other charges as they become due or, in the alternative, terminate this Lease. In addition, the Landlord may recover all rentals and any other damages and pursue any other rights and remedies which the Landlord may have against the Tenant by reason of such default as provided by law.

15. ABANDONMENT:
     Tenant shall not vacate or abandon the Premises at any time during the term of this Lease.

16. ENTRY BY LANDLORD:
     The Tenant shall permit the Landlord and/or its agents to enter into and upon the Premises at all reasonable times and upon reasonable notice for the purpose of inspecting it or for the purpose of maintaining the Premises, or for the purpose of exhibiting the Premises to prospective purchasers or tenants.

17. ATTORNEY'S FEES:
     If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorney's fees and costs of suit.

18. SURRENDER:
     On the last day of the term of this Lease, Tenant shall surrender the Premises to Landlord in good condition, broom clean, ordinary wear and tear and damage by fire and the elements excepted.

19. HOLDING OVER:
     If Tenant, with the Landlord's consent, remains in possession of the Premises after expiration or termination of the term of this Lease, such possession by Tenant shall be deemed to be a tenancy from month-to-month at a rental in the amount of the last monthly rental plus all other charges payable hereunder, and upon all the provisions of this Lease applicable to such a month-to-month tenancy.

2O. BINDING ON SUCCESSORS AND ASSIGNS:
     Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition. The terms, conditions and covenants of this Lease shall be binding upon and shall inure to the benefit of each of the parties hereto, their heirs, personal representatives, successors and assigns.

21. NOTICES:
     Whenever under this Lease a provision is made for any demand, notice or declaration of any kind, it shall be in writing and served either personally or sent by registered or certified United States mail, postage prepaid, addressed at the address as set forth below:
     TO LANDLORD AT:                         TO TENANT AT:
     Exstar Financial Corp.                  Peter J. O'Shaughnessy
     P. 0. Box 678                           42-510 Caracas Place
     Solvang, CA 93464                       Bermuda Dunes, CA 92201

     Such notice shall be deemed to be received within forty-eight hours from the time of mailing, if mailed as provided for in this paragraph.

22. WAIVERS:
     No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provisions.

23. TIME:
     Time is of the essence of this Lease.

24. JOINT AND SEVERAL OBLIGATIONS:
     "Party" shall mean Landlord and Tenant; and if more than one person or entity is the Landlord or Tenant, the obligations imposed on the party shall be joint and several.

25. OPTION TO EXTEND:
     Provided that Tenant shall not then be in default hereunder, Tenant shall have the option to extend the term of this Lease for month to month (month/year) periods upon the same terms and conditions herein contained, except for fixed minimum monthly rental, upon delivery by Tenant to Landlord of written notice of its election to exercise such option(s) at least sixty (60) days prior to the expiration of the original (or extended) term hereof. The parties hereto shall have thirty (30) days after the Landlord receives the option notice in which to agree on the minimum monthly rental during the extended term(s). If the parties agree on the minimum monthly rent for the extended term(s) during that period, they shall immediately execute an amendment to this Lease stating the minimum monthly rent. In the event that there is more than one option to extend the term of this Lease, the parties hereto shall negotiate the minimum monthly rent as set forth herein for each extended term of this Lease. If the parties hereto are unable to agree on the minimum monthly rent for the extended term(s) within said thirty (30) day period, the option notice shall be of no effect and this Lease shall expire at the end of the term. Neither party to this Lease shall have the right to have a court or other third party set the minimum monthly rent. Exhibit A Expense Schedule which is attached hereto, is made a part hereof.

     The parties hereto have executed this Lease on the date first above written.

LANDLORD: Exstar Financial Corp.        TENANT:

By:  /S/ Steven C. Shinn                By:  /S/ Peter J. O'Shaughnessy
     Steven C. Shinn, President              Peter J. O'Shaughnessy

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                                   EXHIBIT "A"
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     CARACAS HOUSE EXPENSES TENANT vs. LANDLORD (EXSTAR FINANCIAL)
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

Cable TV                                                              X
Electrical work for office                                  X
Electrical work for security cameras and sattelite                    X
Electricity                                                           X
Furniture and shelving purchases                                      X
Gas                                                                   X
Home owner's association fees                               X
Insurance                                                   X
Landscaping                                                 X
Pest control                                                X
Pool and spa maintenance                                    X
Property Tax                                                X
Rekeying of locks                                           X
Repairs to house (except damage repairs caused by tenant)   X
Sattelite dish installation and service                               X
Security camera Installation and maintenance                          X
Trash                                                                 X
Vehicle repair, maintenance and fuel                                  X
Water                                                       X
(The following phone lines are currently installed)
* 360-1539 main personal voice line                                   X
* 772-2048 Personal roll-over voice from 360-1539                     X
* 772-4012 office fax line                                  X
* 360-8900 office voice                                     X
* 360-4460 roll over voice line from 360-8900               X
* 360-3439 additional modem line                            X
* 416-5431 ISDN data line for Office intemet connection     X
* 360-3217 voice line for Kyle                                        X
* 360-4218 modem line for Kyle                                        X
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